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                                                                   EXHIBIT 10.2a


                              STANDSTILL AGREEMENT

         This Standstill Agreement (the "Agreement") is entered into by and between Paul Chopra, an individual ("Chopra"), on the one hand, and COHR Inc., a Delaware corporation ("COHR"), on the other hand. (Chopra and COHR are collectively referred to as "the Parties".) The Effective Date of this Agreement is April 3, 1998.

                                    Recitals

         A. Chopra has been at various times a director, officer and employee of COHR.

         B. The Parties entered into an Employment Agreement dated January 1, 1996 (the "Employment Agreement").

         C. Potential disputes have arisen between the Parties as to their rights and obligations under the Employment Agreement. The Parties now desire to postpone any potential dispute arising out of or relating to any termination of Chopra under the Employment Agreement to permit further discussions among the Parties.

                                    Agreement

          1.       Ending Date

         The "Ending Date" of this Agreement shall be the earliest of the following:

         (a) Fourteen (14) days following the date on which either party gives written notice to the other party that it is terminating this Agreement;

         (b) November 10, 1998.

All rights and obligations existing prior to this Agreement or arising under this Agreement shall survive the termination of this Agreement.

          2.       Effective Period

         The period of time from the Effective Date to the Ending Date shall be the "Effective Period" of this Agreement.

          3.       Standstill Provision

         Any passage of time during the Effective Period will not waive or prejudice the rights of either of the Parties with respect to any termination of Chopra's employment or the consequences thereof. As of the Ending Date, COHR shall have all rights and obligations that it had as of the Effective Date, including but not limited to all rights that COHR has or may have with respect to its ability to terminate Chopra for cause. As of the Ending Date, Chopra shall have all rights and obligations that he had as of the Effective Date, including but not limited to all objections that Chopra has or may have with respect to any alleged ability of COHR to terminate Chopra for cause.



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          4.       Certain Continuing Benefits

                  (a) During the Effective Period, COHR will continue to pay the premiums on all medical and dental insurance coverages for Chopra and his family for which COHR is currently paying the premiums.

                  (b) During the Effective Period, COHR will pay Chopra salary of $10,000 per month (in two equal installments, on the first and fifteenth of each month, commencing April 15, 1998).

                  (c) During the Effective Period, Chopra may continue to have use of the company car currently in his possession, and COHR will continue to make the payments that it is currently making for the leasing of that car.

                  (d) Except as set forth in subparagraphs 4 (a), (b) and (c), COHR shall not be obligated to pay Chopra any salary or employment benefits, nor to make any lump-sum payment under the Employment Agreement, during or for the Effective Period. Except as set forth in this Agreement, no obligations will be deemed to arise or accrue during the Effective Period.

          5.       Notices

                  (a) Any notice to COHR required or permitted hereunder shall be given in writing to the Secretary of the Company, either by personal service or by registered mail, postage prepaid, addressed to the Company at its then principal place of business, with copy to its attorney, John Spiegel, at Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071.

                  (b) Any notice to Chopra required or permitted hereunder shall be given in writing to Chopra, either by personal service or by registered mail, postage prepaid, and if mailed shall be addressed to the Chopra at his home address then shown in the files of the Company, with copy to his attorney, Burton Ward, at Goldstein & Ward, Inc., 440 East La Habra Boulevard, La Habra, CA 90631.

          6.       Arbitration and Attorney Fees

         Either party hereto shall have the right, in addition to all other rights and remedies provided by law, to seek arbitration in Los Angeles County, California, under the rules of the American Arbitration Association, in the event of any dispute concerning this Agreement. If any remedy or relief is sought by either party hereunder, the prevailing party shall, in addition to the remedy or relief so obtained, be entitled to recover from the other party attorneys fees and expenses incurred in that dispute.



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          7.       Integration

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, commitments and practices, whether written or oral, except that this Agreement is an amendment of that certain Employment Agreement dated January 1, 1996. No amendments to this Agreement may be made except by a writing signed by both parties.

         This Agreement may be executed in counterparts, each of which will be an original agreement. The undersigned have executed this Agreement as of the date first above written.


Chopra                                       COHR Inc.


/s/ Paul Chopra                              By  /s/ Lynn P. Reitnouer
-----------------------------                   -------------------------------
Paul Chopra                                     Lynn P. Reitnouer
                                                Chairman of the Board



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